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                                                                   Exhibit 10.11

                                   AGREEMENT


      This Agreement is entered into as of Oct 8, 1999, by and between IMX, Inc., a California corporation ("IMX"), and Byte Enterprises, Incorporated, a Washington Corporation ("Byte").

                                  Background

      A. IMX owns and operates an Internet-based exchange (the "IMX Exchange") which uses proprietary software and on which (i) mortgage loan brokers ("Brokers") post mortgage loan applications for specific loan transactions, and
(ii) mortgage loan lenders ("Lenders") review the posted loan applications and submit loan pricing proposal terms to the Broker, and (iii) the Brokers select which Lender's pricing proposal to accept, and (iv) the Lenders pay an "Exchange Fee" to IMX for loans placed from use of the IMX Exchange.

      B. Byte has developed and sells to Brokers and Bankers a computer software package which is used by Brokers and Bankers to prepare mortgage loan applications (the "Byte Mortgage Origination Software" or the "Byte Software").

      C. IMX and Byte wish to enter into a strategic business alliance under which mortgage loans that are originated by Brokers using Byte Software can be seamlessly posted on the IMX Exchange.

                                   Agreement

      Now, Therefore, in consideration of the foregoing and the mutual covenants contained herein, the Parties agree as follows:

      1.   Strategic Alliance.
           ------------------

              1.1 Pursuant to the terms and conditions set forth in this Agreement, IMX and Byte hereby agree to enter into a strategic alliance pursuant to which all mortgage loans that are originated by Brokers using the Byte Mortgage Origination Software, or its subsequent versions, can be seamlessly posted to the IMX Exchange. Byte will assist IMX in marketing the IMX Exchange to its Broker users.

              1.2  The "Seamless Posting" functionality referenced in Section
1.1 means that (a) once a Broker using the Byte Software has given the Broker's one-time, up-front election to participate in the IMX Exchange feature of the Byte Software, then (b) for all subsequent loan applications prepared by that Broker using the Byte Software, the Broker will automatically receive a "pop up" screen once the minimum data points (to be determined) for an IMX submission have been completed in the file, and (c) the Broker must indicate "Yes" he wants the loan submitted to IMX Exchange or "No" he does not want the loan submitted to IMX Exchange.

[*]= CERTAIN INFORMATION ON THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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From that point, the Byte Software will automatically post the loan information to IMX Exchange and the Broker will be able to view any bids and lock through the Byte Software.

     2.   Consideration From IMX to Byte.
          ------------------------------

              2.1 IMX will grant to Byte a stock warrant to purchase [***] shares of IMX Series D preferred stock, at an exercise price of $4.75 per share. The warrant expires in ten years and provides for early exercise upon the sale or merger of IMX or an IPO for IMX. The warrant includes an "anti-dilution" provision specifying adjustment of the warrant price and number of shares in certain customary circumstances. A copy of the form of Stock Warrant is attached hereto.

              2.2 IMX will pay to Byte a development fee of [***], half of which will be paid upon the Parties signing this Agreement, with the other half to be paid once the interface development referenced in Section 3.1 hereof is completed and "goes live" between the Byte Software and the IMX Exchange.

             [***]

     3.   Responsibilities.
          ----------------

              3.1 IMX and Byte will jointly develop the necessary interface to facilitate the seamless, invisible export to the IMX Exchange of the loan application data from the participating Brokers who use the Byte Software. Both Parties agree to make this interface development the top priority for their respective engineering teams. The software specifications for such interface, and the splash screen presentation to the Broker user, and all other wording, images and features of the interface shall be subject to the mutual approval of both Parties. It is recognized that Byte will need to take the primary responsibility for developing the modifications to the Byte Software in order to facilitate the interface, and that IMX will need to be an active co-participant in such development. It is recognized that IMX will need to take the primary responsibility for developing the unique linkage specifications for the seemless posting features of the interface (the "Unique Linkage Specifications").

              3.2 Byte will cooperate and assist IMX in marketing the IMX Exchange to its Broker customers by providing access to customer contacts, addresses, telephone numbers, etc. Both parties shall work together to develop and prepare a joint co-marketing plan within the next sixty (60) days.

              3.3 IMX and Byte will each provide customary and appropriate technical support and updates to its own software, in order to best facilitate
(a) the interface between the Byte Software and the IMX Exchange, and (b) the Brokers' use of the same.

[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENTS HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
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     4.   Term.  The initial term of this strategic alliance shall be 24 months
          ----
from the "go live" introduction of the seamless posting of loans. The term shall be automatically renewed for successive 12-month terms unless a Party provides the other Party with a notice of non-renewal at least 90 calendar days before the renewal date. The term of this strategic alliance may be earlier terminated by a Party due to the material default of the other Party, if such default is not cured within 30 days after written notice of the default is given to the defaulting Party.

     5.   Confidentiality and Intellectual Property Rights.
          ------------------------------------------------

               5.1 Each Party hereby agrees to maintain the confidentiality of the other Party's confidential information and proprietary information, and each Party hereby agrees to not use the other Party's confidential information and proprietary information other than as is expressly contemplated by this Agreement.

               5.2 Without limiting the generality of the foregoing, each Party hereby agrees that it will not attempt to decompile, decipher, disassemble, reverse engineer or decrypt the source code or other proprietary features of the other Party's software or other intellectual property.

               5.3 Each Party shall retain full and sole ownership of its own intellectual property rights, particularly including its own software and all improvements and enhancements, and all copyrights and all trade secrets. Excepting only for and to the extent necessary for implementing the transactions and activities specified in this Agreement, no license rights are granted by either Party to the other Party for use of any intellectual property rights.

               5.4 With respect to the development by IMX of the Unique Linkage Specifications, IMX shall retain sole ownership thereof; and Byte shall be entitled to use the same only for the performance of this Agreement with IMX.

               5.5 IMX hereby authorizes Byte to post the IMX trademarks on the Byte Software for purposes of implementing this Agreement, all in accordance with specifications to be mutually approved by both Parties. Similarly, Byte hereby authorizes IMX to post the Byte trademarks on the IMX Exchange for purposes of implementing this Agreement, all in accordance with specifications to be mutually approved by both Parties.

               5.6 Each Party shall be entitled to include on its internet web site one or more links and/or icons to the other Party's internet web site, but in each instance, subject to the prior review and reasonable approval as to the specifications for such matters.

     6.   Press Release. The Parties will consult with each other with regard to
          -------------
the terms and substance of and any and all press releases, announcements or other public statements with respect to the transactions contemplated hereby. The Parties further agree that no Party will release any such press release, announcement or other public statement without the prior approval of the other Party, unless such release is required by law and the Parties cannot approve a mutually acceptable form of release.

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     7.   Expenses.  Except as otherwise set forth in this Agreement, each Party
          --------
shall bear its own costs and expenses associated with the transactions contemplated.

     8.   Most Favored Client. Byte represents and warrants that, in the event
          -------------------
Byte enters into an agreement with another party that offers automation or other capabilities that are materially more advantageous to such other party than the automation or capabilities described herein extended to IMX Exchange, Byte will extend the same features or capabilities to IMX Exchange.

     9.   Warranties and Limitations on Liability.
          ---------------------------------------

               9.1   Each Party hereby represents and warrants that:

                    (a) All work to performed in connection with the development, update, support, maintenance of its software, and other services performed under this Agreement shall be performed in a prompt, professional and workmanlike manner.

                    (b) Its software shall be free of defects in material and workmanship.

                    (c) Each Party will be solely responsible for its own software and its own operations, and the other Party shall not have any responsibilities or liabilities therefor.

                    (d) Each Party has full power to enter into and perform this Agreement, and the person signing this Agreement on its behalf has been duly authorized and empowered to enter into this Agreement.

                    (e) This Agreement does not, and shall not, violate any other agreement of such Party with a third party.

               9.2 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT, AND EACH PARTY HEREBY DISCLAIMS ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF NON-INFRINGEMENT OF THIRD PARTY RIGHTS, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NEITHER PARTY WARRANTS THAT ITS SOFTWARE OR WEB SITE WILL OPERATE ERROR-FREE OR WITHOUT INTERRUPTION.

               9.3 EXCEPT FOR LIABILITY RESULTING FROM FRAUD, GROSS NEGLIGENCE, INTENTIONAL MISCONDUCT, BREACH OF CONFIDENTIALITY, OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY RIGHTS, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR ITS TERMINATION, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, AND IRRESPECTIVE OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE.

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     10.  General.
          -------

               10.1 This Agreement is governed by California law without regard to the conflicts of laws principles thereof.

               10.2 In the event of invalidity of any provisions of this Agreement, the Parties agree that such invalidity shall not affect the validity of the remaining portions of this Agreement.

               10.3 This Agreement completely and exclusively states the agreement of the Parties regarding the subject matter and it supersedes and its terms govern all prior proposals and agreements, oral or written, regarding such subject matter, with the exception of any nondisclosure and/or confidentiality agreements currently in effect among the Parties.

               10.4 This Agreement may be changed only by written agreement of authorized representatives of the Parties.

               10.5 The Parties hereto are independent contractors. Nothing contained herein or done in pursuance of this Agreement shall constitute either Party the agent of the other Party for any purpose or in any sense whatsoever, or constitute the Parties as partners or joint ventures.

               10.6 This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. Neither Party may assign any of its rights, obligations or privileges (by operation of law or otherwise) hereunder without the prior written consent of the other Party, which shall not be unreasonably withheld; provided, however, that either Party shall have the right to assign its rights, obligations and privileges hereunder without obtaining any consent to such assignment from the other Party in the event of a merger, acquisition or sale of all or substantially all of that Party's business or assets in which the acquiring Party agrees to assume all such rights, obligations and privileges hereunder.

               10.7 Any notice required or permitted to be given by either Party under this Agreement shall be in writing and shall be delivered personally, or by telecopy confirmed by registered or certified letter, or by a nationally recognized overnight delivery service, to the other Party at its address first set forth above, or such new address as may from time to time be supplied hereunder by the Parties hereto.

               10.8 Except for the payment of money, no default, delay or failure to perform on the part of either Party shall be considered a breach of this Agreement if such default, delay or failure to perform is shown to be due to causes beyond the reasonable control of the Party charged with a default, including, but not limited to, causes such as riots, civil disturbances, actions or inaction's of governmental authorities or suppliers, epidemics, war, embargoes, severe weather, fire, earthquakes, acts of nature or the public enemy, nuclear disasters, or default of a common carrier; provided, however, that for the duration of such force majeure the Party charged with such default must continue to use all reasonable efforts to overcome such force majeure.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date set forth above.

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IMX, Inc.                              Byte Enterprises, Incorporated

By:  /s/ Jeffrey A. Pullen             By: /s/ R.D. Eisenhart
    ---------------------------            -----------------------------

Print Name: Jeffrey A. Pullen          Print Name: R.D. Eisenhart
           --------------------                   ----------------------

Title:     CFO                         Title:    President
      --------------------------               -------------------------


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